UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

SILVERCREST ASSET MANAGEMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35733	45-5146560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 38th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 649-0600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2017, Richard Pechter delivered notice of his resignation as a director of Silvercrest Asset Management Group Inc. (the “Company”) effective immediately. Mr. Pechter served as Chairperson of the Compensation Committee of the Board of Directors of the Company (the “Board”) and served as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Pechter is a member of the class of directors whose terms of office expire at the Company’s 2017 Annual Meeting of Stockholders. Mr. Pechter advised the Company that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 21, 2017, the Board appointed Brian Dunn as a director to fill the vacancy created by Mr. Pechter’s resignation. Mr. Dunn was appointed to the class of directors whose terms of office expire at the 2017 Annual Meeting of Stockholders. Mr. Dunn was also appointed to serve as Chairperson of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee.  There are no arrangements or understandings between Mr. Dunn and any other person pursuant to which he was selected as a director.  Mr. Dunn has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.  As compensation for serving as a member of the Board, Mr. Dunn will receive compensation consistent with other non-management directors of the Board, which currently consists of $65,000 for each annual term served and may include future grants of Class A restricted stock units. Mr. Dunn has entered into an indemnification agreement with the Company in the same form as its other directors have entered, which is filed as exhibit 10.3 to the Company’s registration Statement on Form S-1 (Registration No. 333-188005).

Mr. Dunn joined McLagan Partners (an Aon Hewitt Company), a provider of compensation consulting services, in 1998 and retired as Chairman of McLagan and CEO of Performance, Reward & Talent for Aon Hewitt Consulting Worldwide in December 2015.  He is a board member of the Phi Delta Education Foundation.  Mr. Dunn received a B.S. degree summa cum laude from the New York State School of Industrial and Labor Relations at Cornell University and an M.B.A. with highest honors from the Cornell University Graduate School of Management.

Mr. Dunn has over 30 years of experience specializing in incentive and executive compensation and has had several compensation committee relationships with publicly-traded companies.  His client base was exclusively financial services firms including many asset managers.  Based on his experience and qualifications, Mr. Dunn was appointed as a member of the Board.

Item 7.01 Regulation FD Disclosure

On April 27, 2017, the Company issued a press release announcing the resignation of Mr. Pechter as a director of the Company and the appointment of Mr. Dunn as a director of the Company, a copy of which is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in Exhibit 99.1 shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release of Silvercrest Asset Management Group Inc., dated April 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2017

Silvercrest Asset Management Group Inc.

By:	/s/ Scott A. Gerard
Name: Scott A. Gerard
Title: Chief Financial Officer

EXHIBIT LIST

Exhibit Number	Description of Exhibit

99.1	Press Release of Silvercrest Asset Management Group Inc., dated April 27, 2017.